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EXHIBIT 24.2

ALLIANT TECHSYSTEMS INC.

POWER OF ATTORNEY
OF OFFICER

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers of the subsidiaries listed on Annex A (the "Subsidiary Guarantors") of ALLIANT TECHSYSTEMS INC., a Delaware corporation (the "Company"), do hereby make, constitute and appoint Daniel J. Murphy, Jr., Eric S. Rangen and Keith D. Ross, and each or any one of them, the undersigned's true and lawful attorneys-in-fact, with full power of substitution, for the undersigned and in the undersigned's name, place and stead, to sign and affix the undersigned's name as such officer of a Subsidiary Guarantor to the Registration Statement on Form S-3 of the Company and the Subsidiary Guarantors, or any other appropriate form, for the purpose of registering, pursuant to the Securities Act of 1933, its 3.00 percent convertible senior subordinated notes due 2024, and to sign any and all amendments or any and all post-effective amendments to such Registration Statement, or registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory body pertaining to the Registration Statement or the securities covered thereby, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

        IN WITNESS WHEREOF, the undersigned has hereunto set the undersigned's hand as of August 12, 2005.

/s/ Michael B. Dolby Michael B. Dolby	/s/ Blake E. Larson Blake E. Larson

Annex A

Name	Jurisdiction
AEC-Able Engineering Company, Inc.	California
ATK Elkton LLC	Delaware
Alliant Southern Composites Company LLC	Delaware
Composite Optics, Incorporated	California
Mission Research Corporation	California
Pressure Systems, Inc.	Delaware
Programmed Composites Inc.	California

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ALLIANT TECHSYSTEMS INC. POWER OF ATTORNEY OF OFFICER